Exhibit 99.1
NEWS RELEASE

CONTACT:
Janine Orf
(314) 275-3680
jorf@patriotcoal.com
FOR IMMEDIATE RELEASE

PATRIOT COAL PROVIDES UPDATE ON FISCAL YEAR 2012 AND 2013

ST. LOUIS, May 14 – Patriot Coal Corporation (NYSE: PCX) announced today that it is revising its outlook provided in its press release issued on May 8, 2012.  Based on recent developments involving the potential default by a key customer, Patriot, with respect to its currently priced tons of Appalachia – met coal, revises its anticipated sales volume and average selling prices as set forth below.  The current spot market price for this quality of high volatile coal is approximately $25 to $30 per ton lower than the original contracted price with that customer.

Average selling prices of currently priced tons for the remainder of 2012 and for 2013 are as follows:

	Q2 – Q4 2012		2013
(Tons in millions)	Tons	Price per ton	Tons	Price per ton
Appalachia - met	3.9	$142	0.2	$122

About Patriot Coal
Patriot Coal Corporation is a leading producer and marketer of coal in the eastern United States, with 13 active mining complexes in Appalachia and the Illinois Basin.  The Company ships to domestic and international electricity generators, industrial users and metallurgical coal customers, and controls approximately 1.9 billion tons of proven and probable coal reserves.  The Company’s common stock trades on the New York Stock Exchange under the symbol PCX.

Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995.  These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from expectations.  We do not undertake to update our forward-looking statements.  Factors that could affect our results include, but are not limited to: worldwide financial, economic and political conditions; coal price volatility and demand, particularly in higher margin products; geologic, equipment and operational risks associated with mining; reductions of purchases or deferral of shipments by major customers; changes in general economic conditions, including coal, power and steel market conditions; the availability and prices of competing energy resources; changes in the interpretation, enforcement or application of existing and potential laws and regulations affecting the production and use of our products; risks associated with environmental laws and compliance, including selenium-related matters; failure to comply with debt covenants; availability and costs of credit; weather patterns and conditions affecting energy demand or disrupting coal supply; developments in greenhouse gas emission regulation and treatment; the outcome of pending or future litigation; the impact of the restatement for the years ended December 31, 2011 and 2010 and the related material weakness associated with the accounting treatment for the Apogee and Hobet water treatment facilities; changes in the costs to provide healthcare to eligible active employees and certain retirees under postretirement benefit obligations; increases to contribution requirements to multi-employer retiree healthcare and pension plans; negotiation of labor contracts, labor availability and relations; customer performance and credit risks; inflationary trends; downturns in consumer and company spending; supplier and contract miner performance and the availability and cost of key equipment and commodities; availability and costs of transportation; the Company’s ability to replace coal reserves; the outcome of commercial negotiations involving sales contracts or other transactions; our ability to respond to changing customer preferences; and the effects of mergers, acquisitions and divestitures.  The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to the Company’s Form 10-K and Form 10-Q reports.

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